Exhibit 1.3

                                                                 EXECUTION COPY

                              REMARKETING AGREEMENT

         REMARKETING AGREEMENT, dated as of February 2, 2005 (this "Agreement"), by and between CenturyTel, Inc., a Louisiana corporation (the "Company"), Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States, not individually but solely as purchase contract agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as remarketing agents and reset agents (the "Remarketing Agents").

                                   WITNESSETH:

         WHEREAS, under the Purchase Contract Agreement, dated as of May 1, 2002, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"), the Company issued $500,000,000 aggregate Stated Amount of its Equity Units (the "Equity Units"), which initially consisted of 20,000,000 Corporate Units referred to as "Corporate Units";

         WHEREAS, concurrently in connection with the issuance of the Equity Units, the Company issued $500,000,000 aggregate principal amount of Senior Notes, Series J, due 2007 (the "Senior Notes");

         WHEREAS, the Senior Notes forming a part of the Corporate Units were pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of May 1, 2002, by and among the Company, JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, and the Purchase Contract Agent, to secure the obligations of holders of Corporate Units under the related Purchase Contracts on the Purchase Contract Settlement Date;

         WHEREAS, the Company desires to retain the Remarketing Agents to remarket on February 10, 2005 (the "Initial Remarketing Date") the Senior Notes beneficially owned by holders of Corporate Units ("Corporate Unit Holders") and Senior Notes not constituting components of Corporate Units beneficially owned by holders who elect to have their Senior Notes remarketed ("Participating Note Holders");

         WHEREAS, in the event of a Failed Initial Remarketing, the Senior Notes beneficially owned by Corporate Unit Holders and Participating Note Holders will be remarketed by the Remarketing Agents on the third Business Day immediately preceding March 15, 2005 (the "Second Remarketing Date");

         WHEREAS, in the event of a Failed Second Remarketing, the Senior Notes beneficially owned by Corporate Unit Holders and Participating Note Holders will be remarketed by the Remarketing Agents on the third Business Day immediately preceding preceding April 15, 2005 (the "Third Remarketing Date");

         WHEREAS, in the event of a Failed Third Remarketing, the Senior Notes beneficially owned by Participating Note Holders and the Senior Notes beneficially owned by Corporate Unit Holders who have elected not to settle the Purchase Contracts related to such Corporate Units by Cash Settlement (or have so elected, but have not paid the Purchase Price on or prior to the fourth Business Day immediately preceding the Purchase Contract Settlement Date) and who have not early settled their Purchase Contracts will be remarketed by the Remarketing Agents on the third Business Day immediately preceding the Purchase Contract Settlement Date;

         WHEREAS, in the event of a Successful Initial Remarketing, the applicable interest rate on the Senior Notes will be reset on the Initial Remarketing Date to the Reset Rate, which will be determined by the Remarketing Agents as the interest rate that such Senior Notes should bear in order for the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

         WHEREAS, in the event of a Failed Initial Remarketing, the applicable interest rate on the Senior Notes will be reset on the Second Remarketing Date to the Reset Rate, which will be determined by the Remarketing Agents as the interest rate that such Senior Notes should bear in order for the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price on the Second Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

         WHEREAS, in the event of a Failed Second Remarketing, the applicable interest rate on the Senior Notes will be reset on the Third Remarketing Date to the Reset Rate, which will be determined by the Remarketing Agents as the interest rate that such Senior Notes should bear in order for the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price on the Third Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

         WHEREAS, in the event of a Failed Third Remarketing, unless a Failed Final Remarketing occurs, the applicable interest rate on the Senior Notes will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be determined by the Remarketing Agents as the interest rate that such Senior Notes should bear in order to have an approximate aggregate market value of approximately 100.25% of the aggregate principal amount of the Senior Notes on the Final Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

         WHEREAS, in the event of a Failed Final Remarketing, the applicable rate on the Senior Notes will be reset on the Final Remarketing Date to a Reset Rate equal to the sum of the applicable Reset Spread and the rate of interest on the Two-Year Benchmark Treasury in effect on the Final Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

         WHEREAS, the Company has requested Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC to act as its reset agents and remarketing agents, and as such to perform the services described herein; and

         WHEREAS, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC are willing to act as the Company's reset agents and remarketing agents and as such to perform such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not defined in this Agreement or the preamble or recitals hereto shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

         Section 2. Appointment and Obligations of Remarketing Agents. (a) The Company hereby appoints Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC hereby accept such appointment, as (i) the reset agents to determine in consultation with the Company, in the manner provided for herein and in the First Supplemental Indenture with respect to the Senior Notes, (1) the Reset Rate that, in the opinion of the Remarketing Agents, will, when applied to the Senior Notes, enable the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price as of the Initial Remarketing Date, (2) in the event of a Failed Initial Remarketing, the Reset Rate that, in the opinion of the Remarketing Agents, will, when applied to the Senior Notes, enable the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price as of the Second Remarketing Date, (3) in the event of a Failed Second Remarketing, the Reset Rate that, in the opinion of the Remarketing Agents, will, when applied to the Senior Notes, enable the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price as of the Third Remarketing Date, (4) in the event of a Failed Third Remarketing, unless a Failed Final Remarketing occurs, the Reset Rate that, in the opinion of the Remarketing Agents, will, when applied to the Senior Notes, enable the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the aggregate principal amount of the Senior Notes as of the Purchase Contract Settlement Date, and (5) in the event of a Failed Final Remarketing, the Reset Rate that will be equal to the sum of the applicable Reset Spread and the rate of interest on the Two-Year Benchmark Treasury in effect on the Final Remarketing Date, provided, in each case, that the Company, by notice to the Remarketing Agents prior to the tenth Business Day preceding February 15, 2005, in the case of the Initial Remarketing, March 15, 2005, in the case of the Second Remarketing, April 15, 2005, in the case of the Third Remarketing, or the Purchase Contract Settlement Date, in the case of the Final Remarketing, shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law and (ii) the exclusive remarketing agents (subject to the right of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC to appoint additional Remarketing Agents hereunder as described below) to (1) remarket the Senior Notes beneficially owned by Corporate Unit Holders and Participating Note Holders on the Initial Remarketing Date, for settlement on February 15, 2005, (2) in the case of a Failed Initial Remarketing, remarket the Senior Notes beneficially owned by Corporate Unit Holders and Participating Note Holders on the Second Remarketing Date, for settlement on March 15, 2005, (3) in the case of a Failed Second Remarketing, remarket the Senior Notes beneficially owned by Corporate Unit Holders and Participating Note Holders on the Third Remarketing Date, for settlement on April 15, 2005 and (4) in the case of a Failed Third Remarketing, remarket the Senior Notes beneficially owned by Participating Note Holders and Senior Notes beneficially owned by Corporate Unit Holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement on the fourth Business Day immediately preceding the Purchase Contract Settlement Date (or have so notified the Purchase Contract Agent, but have not paid the Purchase Price on or prior to the fourth Business Day immediately preceding the Purchase Contract Settlement
Date). In connection with the remarketing contemplated hereby, the Remarketing Agents will enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company and the Remarketing Agents may agree upon, it being understood that changes may be necessary in the provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances, and with such further changes therein as the Remarketing Agents may reasonably request), or (ii) in such other form as the Remarketing Agents may reasonably request, subject to the approval of the Company (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, to the extent that the parties hereto are unable to agree on the form or substance of the Supplemental Remarketing Agreement, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC shall not act as Remarketing Agents hereunder. The Company agrees that Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC shall have the right, on 15 Business Days' notice to the Company, to appoint one or more additional Remarketing Agents so long as any such additional Remarketing Agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such Remarketing Agents.

         (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agents, either as sole Remarketing Agents or as representatives of a group of Remarketing Agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use their reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agents have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Senior Note such that the aggregate price for the Applicable Principal Amount of the Senior Notes is approximately 100.25% of the Treasury Portfolio Purchase Price, (ii) in the event of a Failed Initial Remarketing, remarket, on the Second Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agents have been tendered for, or otherwise are to be included in, the Second Remarketing, at a price per Senior Note such that the aggregate price for the Applicable Principal Amount of the Senior Notes is approximately 100.25% of the Treasury Portfolio Purchase Price, (iii) in the event of a Failed Second Remarketing, remarket, on the Third Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agents have been tendered for, or otherwise are to be included in, the Third Remarketing, at a price per Senior Note such that the aggregate price for the Applicable Principal Amount of the Senior Notes is approximately 100.25% of the Treasury Portfolio Purchase Price, and (iv) in the event of a Failed Third Remarketing, remarket, on the Final Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agents have been tendered for, or otherwise are to be included in, the Final Remarketing, at a price per Senior Note such that the aggregate price for the applicable principal amount of the Senior Notes is approximately 100.25% of the aggregate principal amount of such Senior Notes. Notwithstanding the preceding sentence, the Remarketing Agents shall not remarket any Senior Notes for a price less than the price (the "Minimum Remarketing Price") necessary for the Applicable Principal Amount of the Senior Notes to have an aggregate price equal to 100% of the Treasury Portfolio Purchase Price, in the case of the Initial Remarketing, the Second Remarketing or the Third Remarketing, or 100% of the aggregate principal amount of such Senior Notes, in the case of the Final Remarketing. After deducting the fee specified in Section 3 below, the proceeds of such Initial Remarketing, Second Remarketing, Third Remarketing or Final Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with Section 4.6 or 6.3 of the Pledge Agreement and Section 5.3 or
5.4 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference).

         (c) It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Senior Notes, whether in the Initial Remarketing, the Second Remarketing, the Third Remarketing or the Final Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agents shall not be deemed underwriters of the remarketed Senior Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

         (d) The Remarketing Agents agree to give the notices required by Sections 3.01(g) and (h), 3.02(g) and (h), 3.03(g) and (h) and 3.04(h) and
(i) of the First Supplemental Indenture.

         Section 3. Fees. In the event of a Successful Initial Remarketing, Successful Second Remarketing or Successful Third Remarketing, the Remarketing Agents shall retain as a fee for their reset and remarketing services hereunder and under the Supplemental Remarketing Agreement (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the Treasury Portfolio Purchase Price from any amount received in connection with such Initial Remarketing, Second Remarketing or Third Remarketing in excess of the Minimum Remarketing Price. In the event of a Successful Final Remarketing, the Remarketing Agents shall retain as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the principal amount of the remarketed Senior Notes from any amount received in connection with such Final Remarketing in excess of the aggregate principal amount of such remarketed Senior Notes. Unless otherwise agreed by the parties hereto, the Company shall pay (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder and under the Supplemental Remarketing Agreement and (ii) the out-of-pocket expenses of the Remarketing Agents incurred in connection with acting as Remarketing Agents hereunder and under the Supplemental Remarketing Agreement (including reasonable fees and expenses of counsel).

         Section 4. Replacement and Resignation of Remarketing Agents. (a) The Company may at any time in its absolute discretion replace Banc of America Securities LLC, J.P. Morgan Securities Inc. or Wachovia Capital Markets, LLC as a reset agent and remarketing agent hereunder on ten Business Days' prior written notice to Banc of America Securities LLC, J.P. Morgan Securities Inc. or Wachovia Capital Markets, LLC, as applicable. Any such replacement shall become effective upon the expiration of such ten Business Days. Upon providing such notice, the Company shall use all reasonable efforts to appoint a successor remarketing agent and reset agent and to enter into a remarketing agreement with such successor as soon as reasonably practicable following such notice, provided, however, that the Company shall be under no such obligation to appoint a successor remarketing agent or reset agent if there is one or more remarketing agents or reset agents currently in place.

         (b) Banc of America Securities LLC, J.P. Morgan Securities Inc. or Wachovia Capital Markets, LLC may resign at any time and be discharged from its respective duties and obligations hereunder as the reset agent, the remarketing agent, or both, on ten Business Days' prior written notice to the Company. Any such resignation shall become effective upon the expiration of such ten Business Days. Upon receiving notice from any Remarketing Agent that it wishes to resign hereunder, the Company shall use all reasonable efforts to appoint a successor remarketing agent or reset agent, as applicable, and enter into a remarketing agreement with such successor as soon as reasonably practicable following such notice, provided, however, that the Company shall be under no such obligation to appoint a successor remarketing agent or reset agent if there is one or more remarketing agents or reset agents currently in place.

         (c) The Company shall give the Purchase Contract Agent, the Indenture Trustee, the Collateral Agent and the Custodial Agent prompt written notice of the appointment of any successor remarketing agent.

         Section 5. Dealing in the Securities. Each Remarketing Agent, when acting hereunder or under the Supplemental Remarketing Agreement or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Senior Notes, Treasury Units, Corporate Units or any other securities of the Company. With respect to any Senior Notes, Treasury Units, Corporate Units or any other securities of the Company owned by it, such Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder. The Company may, to the extent permitted by law, purchase any Senior Notes that are remarketed by any Remarketing Agent.

         Section 6. Representations and Warranties. The Company represents and warrants to the Remarketing Agents as follows:

         (a) The Company meets the requirements for use of Form S-3. A registration statement on Form S-3 (Registration No. 333-84276), including a prospectus relating to the Senior Notes (including the documents incorporated by reference therein, the "Registration Statement") has been (i) prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder of the Securities and Exchange Commission (the "Commission"); (ii) filed with the Commission; and
(iii) declared effective by the Commission. In connection with the Initial Remarketing, Second Remarketing, in the event of a Failed Initial Remarketing, or Third Remarketing, in the event of a Failed Second Remarketing, if, and to the extent required in the opinion of counsel (which need not be a formal written opinion) for the Remarketing Agents or the Company by applicable law, regulations or interpretations in effect at the time of such Initial Remarketing, Second Remarketing or Third Remarketing, as the case may be, the Company (A) if reasonably requested by the Remarketing Agents, shall furnish a current prospectus and a current preliminary prospectus supplement or preliminary pricing supplement relating to the Senior Notes to be used by the Remarketing Agents in the Initial Remarketing, in the Second Remarketing or in the Third Remarketing, as applicable, in each case at such time and in such quantities as the Remarketing Agents may reasonably request, and shall pay all expenses relating thereto, and (B) shall furnish a current final prospectus and a final prospectus supplement or final pricing supplement relating to the Senior Notes to be used by the Remarketing Agents in the Initial Remarketing, in the Second Remarketing or in the Third Remarketing, as applicable, in each case at such time and in such quantities as the Remarketing Agents may reasonably request, and shall pay all expenses relating thereto. In the event of a Failed Third Remarketing and in connection with the Final Remarketing, if and to the extent required in the opinion of counsel (which need not be a formal written opinion) for the Remarketing Agents or the Company by applicable law, regulations or interpretations in effect at the time of such Final Remarketing, the Company (A) if reasonably requested by the Remarketing Agents, shall furnish a current prospectus and a current preliminary prospectus supplement or preliminary pricing supplement relating to the Senior Notes to be used by the Remarketing Agents in the Final Remarketing at such time and in such quantities as the Remarketing Agents may reasonably request, and shall pay all expenses related thereto, and (B) shall furnish a current final prospectus and a final prospectus supplement or final pricing supplement relating to the Senior Notes to be used by the Remarketing Agents in the Final Remarketing at such time and in such quantities as the Remarketing Agents may reasonably request, and shall pay all expenses relating thereto. The Company shall also take all such actions as may (upon advice of counsel to the Company and the Remarketing Agents) be necessary or desirable under state securities or blue sky laws in connection with the Initial Remarketing, Second Remarketing, Third Remarketing or Final Remarketing, as applicable. All references in this Agreement to amendments or supplements to the Registration Statement, the prospectus, the preliminary prospectus or pricing supplement or the final prospectus or pricing supplement shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement, the prospectus, the preliminary prospectus or pricing supplement or the final prospectus or pricing supplement, as the case may be.

         (b) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Remarketing Agents, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with the terms hereof, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnity and contribution hereunder may be limited by applicable laws relating to securities or the policies underlying such laws.

         (c) The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

         Section 7. Conditions to the Remarketing Agents' Obligations. (a) The obligations of the Remarketing Agents under this Agreement and the Supplemental Remarketing Agreement shall be subject to the terms and conditions of this Agreement and the Supplemental Remarketing Agreement, including, without limitation, the following conditions: (i) the Senior Notes tendered for, or otherwise to be included in, the Initial Remarketing, Second Remarketing, Third Remarketing or Final Remarketing, as the case may be, have not been called for redemption, (ii) the Remarketing Agents are able to find a purchaser or purchasers for tendered Senior Notes (1) in the case of the Initial Remarketing, Second Remarketing or Third Remarketing, at a price not less than the Minimum Remarketing Price, and (2) in the case of the Final Remarketing, at a price not less than 100% of the principal amount of the Senior Notes, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Initial Remarketing, the Second Remarketing, in the event of a Failed Initial Remarketing, the Third Remarketing, in the event of a Failed Second Remarketing, and the Final Remarketing, in the event of a Failed Third Remarketing, in each case pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, this Agreement and the Supplemental Remarketing Agreement (including, without limitation, giving the Remarketing Agents notice of the aggregate principal amount, as the case may be, of Senior Notes to be remarketed, no later than 11:00 a.m., New York City time, on the fourth Business Day prior to the Purchase Contract Settlement Date, in the case of the Final Remarketing, and, in each case, concurrently delivering the Senior Notes to be remarketed to the Remarketing Agents), (iv) no Event of Default (as defined in the Indenture) with respect to the Senior Notes shall have occurred and be continuing, (v) the accuracy of the representations and warranties of the Company included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, (vi) the performance by the Company of its covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, and (vii) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement.

         (b) If at any time during the term of this Agreement, any Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agents under this Agreement and the Supplemental Remarketing Agreement shall be suspended until such default has been cured. The Company will promptly give the Remarketing Agents notice of all Events of Default of which any officer of the Company with responsibility relating thereto is aware.

         Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to any Remarketing Agent that is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination under Section 4(a), the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 have been paid in full.

         Section 9. Remarketing Agents' Performance; Duty of Care. The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of this Agreement and the Supplemental Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agents shall be read into this Agreement or the Supplemental Remarketing Agreement. In the absence of bad faith, willful misconduct or gross negligence on the part of the Remarketing Agents, the Remarketing Agents may conclusively rely upon any document furnished to them that purports to conform to the requirements of this Agreement or the Supplemental Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. The Remarketing Agents shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agents shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Senior Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes, and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the tenth Business Day before February 15, 2005, in the case of the Initial Remarketing, prior to the tenth Business Day before March 15, 2005, in the case of the Second Remarketing, prior to the tenth Business Day before April 15, 2005, in the case of the Third Remarketing, and prior to the tenth Business Day before the Purchase Contract Settlement Date, in the case of the Final Remarketing) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agents shall not incur any liability under this Agreement or the Supplemental Remarketing Agreement to any beneficial owner or holder of Senior Notes, or other securities, either in its individual capacity or as Remarketing Agents for any action or failure to act in connection with the remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent hereunder notwithstanding their resignation or removal.

         Section 10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Remarketing Agents and their respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agents within the meaning of either Section 15 of the 1933 Act or Section 20 of 1934 Act, as discussed below, provided that any such indemnification shall be payable only in connection with any losses, claims, damages, liabilities or expenses which have been incurred or suffered by the relevant indemnified party in connection with any Remarketing Agent performing its obligations and responsibilities hereunder and any acts incidental thereto:

               (i) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such indemnified party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or pricing supplement or final prospectus or pricing supplement relating to the Senior Notes or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any other written information or documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such information or documents), if any, provided by the Company specifically for use in connection with the remarketing of the Senior Notes or any of the transactions related thereto, or (D) any breach by the Company of any of the representations or warranties included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, or (E) any failure by the Company to initiate or consummate the remarketing of the Senior Notes (including, without limitation, any Failed Initial Remarketing, Failed Second Remarketing, Failed Third Remarketing or Failed Final Remarketing) or the withdrawal, rescission, termination, amendment or extension of the terms of such remarketing, or (F) any failure on the part of the Company to comply with, or any breach by the Company of, any of the provisions included or incorporated by reference in this Agreement, the Supplemental Remarketing Agreement, the Purchase Contract Agreement, the Corporate Units, the Treasury Units, the Pledge Agreement, the Indenture or the Senior Notes (collectively, the "Operative Documents"), or (G) the remarketing of the Senior Notes or any other transaction contemplated by any of the Operative Documents, or the engagement of the Remarketing Agents pursuant to, or the performance by the Remarketing Agents of the services contemplated by, this Agreement or the Supplemental Remarketing Agreement, whether or not the Initial Remarketing, the Second Remarketing, the Third Remarketing or the Final Remarketing or the reset of the interest rate on the Senior Notes as contemplated herein actually occur;

               (ii) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, based upon, or any claim whatsoever related to, any of the foregoing described in clause (i) above if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, based upon, or of any claim whatsoever related to, any of the foregoing described in clause (i) above, to the extent that any such expense is not paid under clause (i) or (ii) above.

; provided, however, that the Company will not be liable under Sections 10(a)(i)(E), 10(a)(i)(F) or 10(a)(i)(G) to any indemnified party to the extent that any losses are finally judicially determined to have resulted from such indemnified party's bad faith, gross negligence or willful misconduct; provided, further, that this Section 10(a), as such section relates to the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or preliminary pricing supplement or final prospectus supplement or final pricing supplement (or any amendment or supplement thereto) shall not apply to any such losses, claims, damages, liabilities or expenses arising out of, or based upon, statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or preliminary pricing supplement or final prospectus supplement or final pricing supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents in writing expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus supplement or preliminary pricing supplement, or such final prospectus supplement or final pricing supplement (or any amendment or supplement thereto); and provided, further, that this Section 10(a), as such section relates to any preliminary prospectus, preliminary prospectus supplement or preliminary pricing supplement, shall not apply on account of any such losses, claims, damages, liabilities or expenses arising from, or based upon, the remarketing of the Senior Notes to any person if a copy of any final prospectus, final prospectus supplement or final pricing supplement was timely made available by the Company to the Remarketing Agents and was not sent or given by or on behalf of the Remarketing Agents to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of such Senior Notes to such person, and if such final prospectus, final prospectus supplement or final pricing supplement would have cured the defect giving rise to such losses, claims, damages, liabilities and expenses.

         (b) The Remarketing Agents agree that, severally and not jointly, they will indemnify and hold harmless the Company, its directors and each of the officers of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity contained in subsection (a) of this Section 10, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or pricing supplement or final prospectus or pricing supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents in writing expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus or pricing supplement, or such final prospectus or pricing supplement (or any amendment or supplement thereto).

         (c)   Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the Company and such indemnified party shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by such counsel that a conflict of interest between the Company and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties), in which case the fees and expenses of such counsel shall be at the expense of the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any acknowledgement or admission of fault, culpability or a failure to act, by or on behalf of any indemnified party

         (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses whatsoever (or actions in respect thereof), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agents on the other from the remarketing of the Senior Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agents on the other shall be deemed to be in the same respective proportions as the compensation received by the Remarketing Agents under this Agreement bear to the aggregate principal amount of the Senior Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agents agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10(d), the Remarketing Agents shall not be required to contribute any amount in excess of the amount by which the total compensation received by the Remarketing Agents under this Agreement exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Remarketing Agents under this Section 10 shall be several and not joint.

         (e) Anything herein or in the Supplemental Remarketing Agreement to the contrary notwithstanding, the provisions of this Section 10, and the rights of the Remarketing Agents and the other indemnified parties hereunder, shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which the Remarketing Agents or any other indemnified party may have under any other instrument or agreement. The provisions of this Section 10 shall survive any termination of this Agreement and shall continue to apply to the Remarketing Agents and every Remarketing Agent hereunder notwithstanding their resignation or removal.

         Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles thereunder.

         Section 12. Term of Agreement. (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first Business Day thereafter on which no Senior Notes are outstanding, or, if earlier, the Business Day immediately following February 15, 2005, in the case of a Successful Initial Remarketing, the Business Day immediately following March 15, 2005, in the case of a Successful Second Remarketing, the Business Day immediately following April 15, 2005, in the case of a Successful Third Remarketing, or the Business Day immediately following the Purchase Contract Settlement Date. Anything herein to the contrary notwithstanding, the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect.

         (b) All representations and warranties included or incorporated by reference in this Agreement, or the Supplemental Remarketing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents or any of its controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Senior Notes.

         Section 13. Successors and Assigns. The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agents, except, with respect to the Purchase Contract Agent, in connection with the appointment of a successor thereto pursuant to the Purchase Contract Agreement. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agents shall have the right to appoint additional Remarketing Agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent and the Remarketing Agents and their respective successors and permitted assigns and the other indemnified parties (as defined in Section 10 hereof) and the successors, permitted assigns, heirs and legal representatives of the indemnified parties. The terms "successors" and "assigns" shall not include any purchaser of Securities or Senior Notes merely because of such purchase. The obligations of the Remarketing Agents under this Agreement are several and not joint.

         Section 14. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

         Section 15. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 17. Amendments. This Agreement or the Supplemental Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto or thereto. The Company and the Purchase Contract Agent agree that they will not enter into, cause or permit any amendment or modification of the Purchase Contract Agreement, the Pledge Agreement, the Securities or any other instruments or agreements relating to the Securities which would materially and adversely affect the rights, duties or obligations of the Remarketing Agents without the prior written consent of the Remarketing Agents. The parties agree that without the Remarketing Agents' prior written consent the Company shall not amend the First Supplemental Indenture or the Senior Notes if such amendment would materially and adversely affect the rights or obligations of the Remarketing Agents or change the remarketing procedures applicable to the Senior Notes.

         Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows:

         if to the Company, to:

         100 CenturyTel Drive
         Monroe, LA  71203
         Attention:  Chief Financial Officer
         Facsimile: 318-388-9000

         with a copy to:

         Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP 201 Saint Charles Avenue
         New Orleans, LA  70170-5100
         Attention:  Kenneth J. Najder, Esq.
         Facsimile: 504-589-8386

         if to the Remarketing Agents, to:

         Banc of America Securities LLC
         9 West 57th Street, 22nd Floor
         New York, NY 10019
         Attention: High Grade Debt Capital Markets Transaction Management
         Facsimile: 212-583-8000

         J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, NY 10017
         Attention: High Grade Syndicate Desk - 8th Floor
         Facsimile: 212-834-6081

         Wachovia Securities, Inc.
         One Wachovia Center
         301 South College Street
         Charlotte, NC 28288
         Attention: High Grade Syndicate Desk - 7th Floor
         Facsimile: 704-383-9165

         with a copy to:

         Pillsbury Winthrop LLP
         1540 Broadway
         New  York, NY 10036
         Attention: Jeffrey J. Delaney, Esq.
         Facsimile: 212-858-1500

         and if to the Purchase Contract Agent, to:

         Wachovia Bank, National Association
         2525 West End Avenue, Suite 1200
         Nashville, TN  37203
         Attention: Caroline Oakes
         Facsimile: 615-341-3927

or to such other address as any of the above shall specify to the other in writing.

         Section 19. Information. The Company agrees to furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

         IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agents has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                           CENTURYTEL, INC.


                                           By: /s/ R. Stewart Ewing, Jr.
                                              ------------------------------
                                                  R. Stewart Ewing, Jr.
                                                  Executive Vice President &
                                                  Chief Financial Officer



CONFIRMED AND ACCEPTED:


BANC OF AMERICA SECURITIES LLC

By:      /s/ Lily Chang
    --------------------------------
    Name:  Lily Chang
    Title: Principal


J.P. MORGAN SECURITIES INC.

By:      /s/ Robert Bottamedi
    --------------------------------
    Name:  Robert Bottamedi
    Title: Vice President


WACHOVIA CAPITAL MARKETS, LLC

By:      /s/ Jim Stenson
    --------------------------------
    Name:  Jim Stenson
    Title: Managing Director


WACHOVIA BANK, NATIONAL ASSOCIATION,
not individually but solely as Purchase
Contract Agent and as attorney-in-fact for the holders of the Purchase Contracts


By:      /s/ Caroline R. Oakes
   ---------------------------------
   Name:  Caroline R. Oakes
   Title: Vice President

                                                              Exhibit A
                                                        to Remarketing Agreement


                   FORM OF SUPPLEMENTAL REMARKETING AGREEMENT

         Supplemental Remarketing Agreement dated as of February 2, 2005 among CenturyTel, Inc., a Louisiana corporation (the "Company"), Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto), and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as remarketing agents and reset agents (the "Remarketing Agents").

         NOW, THEREFORE, for and in consideration of the covenants herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of the date hereof (the "Remarketing Agreement") among the Company, the Purchase Contract Agent and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

         2. Registration Statement and Prospectus. The Company represents and warrants to the Remarketing Agents as follows: The Company meets the requirements for use of Form S-3. A registration statement on Form S-3 (Registration No. 333-84276), including a prospectus relating to the Securities (as such term is defined on Schedule I hereto) has been (i) prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder of the Securities and Exchange Commission (the "Commission"); (ii) filed with the Commission; and
(iii) declared effective by the Commission. Such Registration Statement, as amended, as of the date hereof, the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as the case may be, and the documents incorporated or deemed to be incorporated by reference therein as of the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as the case may be, are hereinafter called, collectively, the "Registration Statement"; the related prospectus dated April 29, 2002 and prospectus supplement dated April 30, 2002, including the documents incorporated or deemed to be incorporated by reference therein as of the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as the case may be, and the preliminary pricing supplement relating to the Securities are hereinafter called, collectively, the "preliminary prospectus" and the related prospectus dated April 29, 2002 and prospectus dated April 30, 2002, including the documents incorporated or deemed to be incorporated by reference therein as of the date hereof, the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as the case may be, and the final pricing supplement relating to the Securities to be dated the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as they case may be, are hereinafter called, collectively, the "Prospectus." The Company has or will provide copies of the Registration Statement, the preliminary prospectus and the Prospectus to the Remarketing Agents, and hereby consents to the use of the preliminary prospectus and the Prospectus in connection with the remarketing of the Securities. All references in this Agreement to amendments or supplements to the Registration Statement, the preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as the case may be, which is incorporated or deemed to be incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be.

         3.    Provisions Incorporated by Reference. (a) Subject to Section
3(b) hereof, the provisions of the Underwriting Agreement referred to in
Schedule I hereto (other than all portions preceding Section 1, Section 1,
Section 2, Sections 3(a) and (z), Sections 4 (i), (j), (l), (m) and (o), Sections 5(j), (k) and (m), Section 6, Section 7 and Section 8 thereof) are incorporated herein by reference, mutatis mutandis, and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

         (b) With respect to the provisions of the Underwriting Agreement incorporated herein by reference, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agents and all references to the "Representative" or the "Representatives" shall be deemed to refer to the Remarketing Agents; (ii) for purposes of Section 5 therein, all references therein to the "Securities", "Common Stock", "Issuable Common Stock", "Option Securities" or "Initial Securities" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto and all references to "Date of Delivery" shall be disregarded; (iv) all references therein to the "Registration Statement," the "Preliminary Prospectus", the "Final Prospectus" or the "Prospectus" shall be deemed to refer to the Registration Statement, the preliminary prospectus and the Prospectus, respectively, as defined herein; (v) except as set forth in clause (ix) hereof all references therein to this "Agreement," the "Underwriting Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" "the Execution Date" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) the third sentence of Section 3(j) shall be deleted in its entirety; (viii) the reference in Section 5(g) to "Harvey P. Perry" shall be replaced with a reference to "Stacey W. Goff"; (ix) the term "Transaction Documents" shall be deemed to include this Agreement; (x) for purposes of Sections 5(d), (e) and (i) therein, the references to "the date hereof" and "the Execution Date" shall be deemed to mean "the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as the case may be"; (xi) the term "Ancillary Agreements" shall be deemed to refer to the Remarketing Agreement and this Agreement; (xii) Schedule II to the Underwriting Agreement shall be replaced with Schedule II to this Agreement; (xiii) clauses (iv) and
(v) of Section 5(e) shall be revised to read as follows: "(iv) any material adverse change in the financial markets in the United States or elsewhere; or
(v) the outbreak or escalation of hostilities or other international or national calamity or crisis, if the effect of any such event specified in clause (iv) or
(v), in the Remarketing Agents' judgment, makes it impracticable or inadvisable to proceed with the remarketing or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus"; (xiv) paragraph 4 of Exhibit A to Underwriting Agreement shall be revised to add a reference to the Remarketing Agreement; (xv) the reference to "or known to me" in the last sentence of paragraph 4 of Exhibit A to the Underwriting Agreement shall be disregarded; (xvi) all references to the Equity Units, the Purchase Contracts and the Issuable Common Stock in paragraphs 2, 3, 6 and 9 of Exhibit B to the Underwriting Agreement shall be disregarded; (xvii) paragraph 7 of Exhibit B to Underwriting Agreement shall be replaced with the following: "The statements under the heading "Description of Debt Securities" in the Registration Statement and the Basic Prospectus and the headings "Description of the Senior Notes" and "Certain United States Federal Income Tax Considerations" in the Final Prospectus are accurate in all material respects and, insofar as such description contains statements constituting a summary of the legal matters or documents referred to therein, such statements fairly summarize the information referred to therein."; and (xviii) the second sentence of the penultimate paragraph of Exhibit B to the Underwriting Agreement shall be revised to read in its entirety as follows: "Accordingly, whenever any statement in this letter is qualified by the phrase "to the best of our knowledge" or "known to us" or a phrase of similar import, such phrase is intended to mean the actual knowledge of information by the lawyers in our firm who have been principally involved in negotiating the subject transaction and preparing the pertinent documents and any other lawyers in our firm having substantial responsibility for managing the client relationship with the Company or overseeing the firm's provision of securities law advice to the Company, but does not include the information that might be revealed if there were to be undertaken a canvass of all lawyers in our firm, a general search of our files, a review of all of the Company's contacts or any other type of independent investigation."

         4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agents agree to use their reasonable efforts to remarket, in the time and in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate principal amount, as the case may be, of Securities set forth in Schedule I hereto at a price of approximately 100.25% (but not less than the Minimum Remarketing Price) of the Treasury Portfolio Purchase Price, in the case of the Initial Remarketing, Second Remarketing, if any, and Third Remarketing, if any, or at a price of approximately 100.25% (but not less than the Minimum Remarketing Price) of the aggregate principal amount of the Securities in the case of the Final Remarketing, if any. In connection therewith, the registered holder or holders thereof agree pursuant to Section 3 of the Remarketing Agreement, in the manner specified in Section 5 hereof, to pay to the Remarketing Agents the Remarketing Fee, payable by deduction from any amount received in connection with such remarketing. Pursuant to the First Supplemental Indenture, the right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the second to last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agents are not obligated to purchase any Securities in the remarketing or otherwise, and neither the Company nor the Remarketing Agents shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

         5. Delivery and Payment. (a) Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agents and payment of the Remarketing Fee shall be made on the Remarketing Closing Date (or such later date not later than five Business Days after such date as the Remarketing Agents shall designate), which date and time may be postponed by agreement between the Remarketing Agents and the Company, at the Closing Location (as such term is defined on Schedule I hereto). Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agents against payment by the respective purchasers of the remarketed Securities of the consideration therefor as specified herein, which consideration pursuant to Section 4.6 or 6.3 of the Pledge Agreement and Section
5.3 or 5.4 of the Purchase Contract Agreement shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

         (b) The remarketed Securities shall be represented by one or more definitive global securities in book-entry form and shall be registered in the name of The Depository Trust Company (or its nominee), and the Company agrees to have such certificates available for inspection, packaging and checking by the Remarketing Agents in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date. The Remarketing Agents may modify the settlement procedures with respect to the remarketed Securities in order to facilitate the settlement process.

         6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, by registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows:

         if to the Company, to:

         100 CenturyTel Drive
         Monroe, LA  71203
         Attention:  Chief Financial Officer
         Facsimile: 318-388-9000

         with a copy to:

         Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP 201 Saint Charles Avenue
         New Orleans, LA  70170-5100
         Attention:  Kenneth J. Najder, Esq.
         Facsimile: 504-589-8386

         if to the Remarketing Agents, to:

         Banc of America Securities LLC
         9 West 57th Street, 22nd Floor
         New York, NY 10019
         Attention: High Grade Debt Capital Markets Transaction Management
         Facsimile: 212-583-8000

         J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, NY 10017
         Attention: High Grade Syndicate Desk - 8th Floor
         Facsimile: 212-834-6081

         Wachovia Securities, Inc.
         One Wachovia Center
         301 South College Street
         Charlotte, NC 28288
         Attention: High Grade Syndicate Desk - 7th Floor
         Facsimile: 704-383-9165

         with a copy to:

         Pillsbury Winthrop LLP
         1540 Broadway
         New  York, NY 10036
         Attention: Jeffrey J. Delaney, Esq.
         Facsimile: 212-858-1500

         and if to the Purchase Contract Agent, to:

         Wachovia Bank, National Association
         2525 West End Avenue, Suite 1200
         Nashville, TN  37203
         Attention: Caroline Oakes
         Facsimile: 615-341-3927

or to such other address as any of the above shall specify to the other in writing.

         7. Conditions to Obligations of Remarketing Agents. Anything herein to the contrary notwithstanding, the parties hereto agree that the obligations of the Remarketing Agents under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction, on the Initial Remarketing Date, Second Remarketing Date, Third Remarketing Date or Final Remarketing Date, as the case may be, and the Remarketing Closing Date of the conditions incorporated by reference herein from
Section 5 of the Underwriting Agreement (except subparagraphs (j), (k) and (m) thereof) as modified by Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters on the terms and conditions therein specified, the accuracy as of the Initial Remarketing Date, Second Remarketing Date, Third Remarketing Date or Final Remarketing Date, as the case may be , and the Remarketing Closing Date of the representations and warranties of the Company included and incorporated by reference herein and the performance by the Company of its obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby).

         8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agents shall be entitled to indemnity and contribution on the same terms and conditions as are set forth in Section 10 of the Remarketing Agreement (which is incorporated by reference herein except that all references therein to this "Agreement" shall be deemed to mean and refer to this Supplemental Remarketing Agreement and all references therein to the "Registration Statement," the "preliminary prospectus" and the "final prospectus" shall be deemed to mean and refer to the Registration Statement, the preliminary prospectus and the Prospectus, respectively, as defined herein).

         9. Black-Out. Until thirty (30) days from the Initial Remarketing, Second Remarketing, in the event of a Failed Initial Remarketing, or Third Remarketing, in the event of a Failed Second Remarketing, or Final Remarketing, in the event of a Failed Third Remarketing, the Company will not, without the consent of the Remarketing Agents, offer, sell or contract to sell, or otherwise dispose of, by public offering, or announce the public offering of, any other debt securities of the Company other than (i) up to $400,000,000 aggregate principal amount of the Company's senior notes and (ii) the incurrence of indebtedness under the Company's credit facilities or through commercial paper issuances.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles thereunder.

         11. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

         12. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         14. Obligations of the Remarketing Agents. All obligations of the Remarketing Agents under this Agreement shall be several and not joint.

         15. Effectiveness of the Remarketing Agreement. Except as may otherwise be specifically set forth herein, the Remarketing Agreement shall otherwise remain in full force and effect.

         16. Survival. Anything herein to the contrary notwithstanding, the provisions of Section 8 and this Section 16 shall survive any termination or expiration of this Agreement and remain in full force and effect. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Remarketing Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents or any of their controlling persons, or by or on behalf of the Company, and shall survive any remarketing of the Securities.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Remarketing Agents.

                                           Very truly yours,

                                           CENTURYTEL, INC.


                                           By:
                                              --------------------------------
                                              Name:
                                              Title:
CONFIRMED AND ACCEPTED:

BANC OF AMERICA SECURITIES LLC

By:
    --------------------------------
    Name:
    Title:


J.P. MORGAN SECURITIES INC.

By:
    --------------------------------
    Name:
    Title:


WACHOVIA CAPITAL MARKETS, LLC

By:
    --------------------------------
    Name:
    Title:


WACHOVIA BANK, NATIONAL ASSOCIATION,
not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts


By:
   ---------------------------------
   Name:
   Title:

                                   SCHEDULE I

Securities subject to the remarketing: Senior Notes, Series J, due 2007 of CenturyTel, Inc. (the "Securities").

Purchase Contract Agreement, dated as of May 1, 2002 (the "Purchase Contract
         Agreement") by and between CenturyTel, Inc., a Louisiana corporation, and Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States.

Pledge Agreement dated as of May 1, 2002 (the "Pledge Agreement") by and between CenturyTel, Inc., a Louisiana corporation, JPMorgan Chase Bank N.A., a national banking association, and Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States.

Indenture dated as of March 31, 1994 (the "Senior Indenture") by and between
         CenturyTel, Inc., a Louisiana corporation, and Regions Bank (successor-in-interest to First American Bank and Trust of Louisiana and Regions Bank of Louisiana), an Alabama state banking corporation, as trustee.

First Supplemental Indenture, dated as of May 1, 2002 (the "First
         Supplemental Indenture" and, together with the Senior Indenture, the "Indenture") by and between CenturyTel, Inc., a Louisiana corporation, and Regions Bank, an Alabama state banking corporation, as trustee.

Aggregate Principal Amount of Securities: Up to $500,000,000.

Underwriting Agreement, dated April 30, 2002 (the "Underwriting Agreement") among CenturyTel, Inc. and Goldman Sachs & Co., as Representative of the several Underwriters.

Remarketing Closing Date, Time and Location: 10:00 a.m., New York time, on the third Business Day following the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date or the Final Remarketing Date, as the case may be (or such other time as the Company and the Remarketing Agents mutually agree), at the offices of Pillsbury Winthrop LLP, 1540 Broadway, New York, New York (the "Closing Location").

                                   SCHEDULE II

                                  SUBSIDIARIES

  Name
--------

CenturyTel Arkansas Holdings, Inc.

CenturyTel of Central Wisconsin, LLC

CenturyTel of Evangeline, LLC
 (successor to Evangeline Telephone Company)

CenturyTel of Arkansas, Inc.
 (formerly named Century Telephone of Arkansas, Inc.)

CenturyTel of Mountain Home, Inc.
 (formerly named Mountain Home Telephone Co., Inc.)

CenturyTel of Wisconsin, LLC
 (successor to Century Telephone of Wisconsin, Inc.)

CenturyTel Midwest-Michigan, Inc.
 (formerly named Century Telephone Midwest, Inc.)

CenturyTel of Ohio, Inc.
 (formerly named Century Telephone of Ohio, Inc.)

CenturyTel of Alabama, LLC

Spectra Communications Group, LLC

Telephone USA of Wisconsin, LLC

CenturyTel of Washington, Inc.

CenturyTel of Eagle, Inc.

CenturyTel of Midwest-Kendall, LLC

CenturyTel of Montana, Inc.

CenturyTel of Northwest Arkansas, LLC

CenturyTel of Central Arkansas, LLC

CenturyTel Holdings, Inc.

CenturyTel of the Midwest-Wisconsin, LLC

CenturyTel of the Northwest, Inc.

CenturyTel of Michigan, Inc.

CenturyTel of San Marcos, Inc.

CenturyTel Service Group, LLC